UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2019

TherapeuticsMD, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Broken Sound Parkway NW, Third Floor Boca Raton, FL 33487
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 961-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2019, TherapeuticsMD, Inc., a Nevada corporation (the “Company”), entered into a Licensing and Supply Agreement (the “Licensing Agreement”) with Theramex HQ UK Limited, a company formed under the laws of England (“Theramex”), pursuant to which the Company granted Theramex an exclusive, perpetual license to commercialize for human use the Company’s FDA-approved products BIJUVA™ (estradiol and progesterone capsules) and IMVEXXY® (estradiol vaginal inserts) outside of the United States, except for Canada and Israel, for which the Company has licensed BIJUVA™ and IMVEXXY® to Knight Therapeutics (such licensed area to Theramex, the “Territory”).

Pursuant to the terms of the Licensing Agreement, Theramex will pay the Company an upfront fee of EUR 14 million in cash within 60 days of entering into the Licensing Agreement. The Company is also eligible to receive up to an additional EUR 29.5 million in cash milestone payments, comprised of (i) an aggregate of EUR 2 million in regulatory milestone payments based on regulatory approvals for each of BIJUVA™ and IMVEXXY® in certain specified markets and (ii) an aggregate of EUR 27.5 million in sales milestone payments to be paid in escalating tranches based on Theramex first attaining certain aggregate annual net sales milestones in the Territory ranging from EUR 25 million to EUR 100 million. The Company is also entitled to receive quarterly royalty payments based on net sales of BIJUVA™ and IMVEXXY® in the Territory.

Theramex will be responsible for all regulatory and commercial activities in the Territory related to BIJUVA™ and IMVEXXY®. Theramex has agreed to submit all regulatory applications, submissions and/or registrations required for regulatory approval to use and commercialize BIJUVA™ and IMVEXXY® in certain specified markets within certain specified time periods and the Company may terminate the Licensing Agreement if Theramex does not submit certain of such regulatory applications, submissions and/or registrations. The Company may also terminate the Licensing Agreement if Theramex challenges the Company’s patents. Either party may terminate the Licensing Agreement for any material breach by the other party that is not cured within certain specified time periods or if the other party files for bankruptcy or other related matters.

Theramex may sublicense its rights to commercialize BIJUVA™ and IMVEXXY® in the Territory, except for certain specified markets.

Pursuant to the terms of the Licensing Agreement, the Company has agreed to supply, or cause to be supplied, BIJUVA™ and IMVEXXY® to Theramex.

The Company and Theramex have agreed to form a joint product committee responsible for advising and overseeing activities under the Licensing Agreement.

The foregoing summary of the terms of the Licensing Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Licensing Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.

Item 7.01 Regulation FD Disclosure.

On June 7, 2019, the Company issued a press release announcing that it had entered into the Licensing Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 hereto shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated June 7, 2019, issued by TherapeuticsMD, Inc. titled TherapeuticsMD and Theramex Enter into Exclusive License and Supply Agreement to Commercialize BIJUVA™ and IMVEXXY® Outside the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2019	THERAPEUTICSMD, INC.

	By:	/s/ Daniel A. Cartwright
	Name:	Daniel A. Cartwright
	Title:	Chief Financial Officer